Exhibit 3.2
                        AMENDED AND RESTATED

                              BYLAWS

                                 OF

                   DOSKOCIL COMPANIES INCOPORATED

                              ARTICLE I

                            STOCKHOLDERS

          Section 1. Annual Meeting. The Annual Meeting of Stock-holders of the Corporation shall be held at the registered office of the Corporation in the City of Dover, State of Delaware, or at such other place within or without the State of Delaware, on the date and at the time fixed from time to time by the Board of Directors and stated in the notice of meeting, for the election of Directors and for the transaction of any other proper business that may come before the meeting.

          Section 2. Special Meetings. Special Meetings of the Stockholders of the Corporation may be called at any time and from time to time by the President or by a majority of the Directors then in office, and shall be called by the Secretary upon the writ-ten request of the Stockholders holding of record at least one-twentieth (1/20) of the issued and outstanding shares of capital stock of the Corporation entitled to vote at such meeting. Special Meetings shall be held at such place within or without the State of Delaware, at such time and on such date as shall be specified in the call thereof.

          Section 3. Notice of Meetings. Written notice of each meeting of the Stockholders, stating the place, date and hour thereof and, in the case of a Special Meeting, the purpose or purposes for which it is called, shall be delivered personally or mailed, not less than ten (10) nor more than sixty (60) days before the date of such meeting (or at such other time as may be required by statute), to each Stockholder of record entitled to vote at such meeting. If mailed, such notice is deemed given when deposited in the United States mail, postage prepaid, directed to each Stockholder at his or her address as it appears on the records of the Corporation.

          Section 4. Waiver of Notice. Whenever notice is required to be given of any Annual or Special Meeting of the Stockholders, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting of the Stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Section 5. Adjournment. When any meeting of the Stock-holders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at such meeting.

          Section 6. Quorum. At any meeting of the Stockholders, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at such meeting shall be necessary in order to constitute a quorum for the transaction of any business. If there shall not be a quorum at any meeting of the Stockholders, the holders of a majority of the shares entitled to vote present at such meeting, in person or by proxy, may adjourn such meeting from time to time, without further notice to the Stockholders other than an announcement at such meeting, until holders of the amount of shares required to constitute a quorum shall be present in person or by proxy.

          Section 7. Voting. Each Stockholder shall be entitled to one vote for each share of capital stock of the Corporation held by such Stockholder. Voting need not be by ballot, except that all elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation, as such Certificate may be amended from time to time. Whenever any corporate action is to be taken by vote of the Stockholders, it shall, except as otherwise required by law or by the Certificate of Incorporation, be authorized by a plurality of the votes cast at a meeting of Stockholders at which a quorum is present by the holders of shares entitled to vote thereon.

          Section 8. Action Without a Meeting. Any action required or permitted to be taken at any Annual or Special Meeting of Stockholders may be taken without a meeting thereof, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

          Section 9.  Record Date.

          (a) The Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten
(10) days before the date of any meeting of Stockholders, nor more than sixty (60) days prior to any other action, as the record date for the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of the Stockholders or any adjournment thereof, or to express consent to corporate action in writing with-out a meeting, or entitled to receive payment of any dividend or distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

          (b)  If no record date is fixed:

               (1) The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day of notice, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               (2) The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          Section 10. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

                             ARTICLE II
                              DIRECTORS

          Section 1. Number; Qualifications. The number of directors constituting the Board of Directors shall be fifteen
(15), unless and until otherwise provided in the Bylaws or the Certificate of Incorporation, provided that the total number of directors shall always be an odd number.

          Section 2. Term of Office. Each Director shall hold office until the next annual meeting following his election and until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification, or removal.

          Section 3. Meetings. A meeting of the Board of Directors shall be held for the election of Officers and for the transaction of such other business as may come before such meeting as soon as practicable after the Annual Meeting of the Stockholders. Other regular meetings of the Board of Directors may be held at such times and places as the Board of Directors of the Corporation may from time to time determine. Special Meetings of the Board of Directors may be called at any time by the President of the Corporation or by a majority of the Directors then in office. Meetings of the Board of Directors may be held within or without the State of Delaware.

          Section 4. Notice of Meetings; Waiver of Notice; Adjournment. No notice need be given of the first meeting of the Board of Directors after the Annual Meeting of Stockholders or of any other regular meeting of the Board of Directors. Notice of a Special Meeting of the Board of Directors, specifying the place, date and hour thereof, shall be delivered personally, mailed, telegraphed or telephoned to each Director at his or her address as such address appears on the books of the Corporation at least one
(1) business day (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these Bylaws) before the date of such meeting. Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Director at a Special Meeting shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

          Section 5. Quorum; Voting. A majority of the total number of Directors shall constitute a quorum for the transaction of business. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The Board of Directors may select one of its number to serve as Chairman of the Board.

          Section 6. Participation by Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          Section 7. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

          Section 8. Committees. The Board of Directors, by resolution passed by a majority of the entire Board of Directors, may designate one or more committees, each committee to consist of one or more of the Directors. At the option of the Investor (as defined in Article II, Section 10 below, at least one (1) Director who is an Investor Designee (as defined in the Agreement) shall be appointed to serve on each committee of the Board, other than committees appointed for the special purpose of considering transactions with the Investor or any Investor Affiliate (as defined in the Agreement). All actions taken by the Board of Directors shall be recommendations that shall be submitted to the full Board of Directors for approval unless, prior to such action being taken, the Board of Directors has adopted a resolution expressly delegating to the committee the power to take the action in question. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee.

          Section 9. Removal; Resignation. Any Director or the entire Board of Directors may be removed with or without cause by the holders of a majority of the shares of capital stock of the Corporation then entitled to vote at any election of Directors. Any Director may resign at any time, upon written notice to the Corporation.

          Section 10. Vacancies. Any vacancy created by the resignation, death or removal of a director, or by a director declining to stand for re-election or a director not being renominated for re-election, shall be filed by (a) the vote of a majority of the Investor Designees (as defined in that certain Stock Purchase Agreement (the "Agreement") dated February 16, 1993, between the Corporation and Joseph Littlejohn & Levy Fund, L.P. (the "Investor")) then in office, if such director was an Investor Designee, or (b) the vote of a majority of the NonInvestor Directors (as defined in the Agreement) then in office, if such director was a NonInvestor Director, or (c) another Airlie Designee (as defined in that certain Stockholders Agreement dated March 22, 1993, between the Corporation and The Airlie Group L.P.) who is approved by the affirmative vote of both a majority of the Directors who are Invsestor Designees and a majority of the NonInvestor Designees, if such director was an Airlie Designee, or
(d) by the affirmative vote of both a majority of the Directors who are Investor Designees and a majority of the NonInvestor Designees, if such director was the Independent Director (as defined in the Agreement) other than the Airlie Designee. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor. In the event the number of directors is increased, additional directors shall be elected as Investor Designees and NonInvestor Directors by the Investor Designees and NonInvestor Directors, respectively, then in office, to fill the vacancies created by the increase in the number of directors so that thereafter the number of Investor Designees shall equal that number that the Investor would otherwise have the right to nominate at such time pursuant to the Agreement.

          Section 11. Compensation. The Board of Directors may fix the compensation of Directors.


                             ARTICLE III
                              OFFICERS

          Section 1. Election; Qualifications. At the first meet-ing of the Board of Directors and as soon as practicable after each Annual Meeting of Stockholders, the Board of Directors shall elect or appoint a President, a Vice President, a Secretary and a Treas-urer, and may elect or appoint at such time or from time to time such additional Officers as it deems advisable. No Officer need be a Director of the Corporation. Any number of offices may be held by the same person, except that there shall always be two (2) persons who hold offices which entitle them to sign instruments and stock certificates.

          Section 2. Term of Office; Vacancies. Each Officer shall hold office until the election and qualification of his or her successor or until his or her earlier death, resignation or re-moval. Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or otherwise, shall be filled by the Board of Directors.

          Section 3. Removal; Resignation. Any Officer may be removed from office at any time with or without cause by vote of a majority of the Board of Directors. Any Officer may resign his or her office at any time upon written notice to the Corporation.

          Section 4. Powers and Duties of President. The President shall be the Chief Executive Officer of the Corporation and shall have general charge and supervision of its business, affairs, administration and operations. The President shall from time to time make such reports concerning the Corporation as the Board of Directors of the Corporation may require. The President shall preside at all meetings of the Stockholders and the Board of Directors. The President shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

          Section 5.  Powers and Duties of Vice Presidents.  Each
Vice President shall be given such titles and designations and shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

          Section 6. Powers and Duties of the Secretary. The Secretary shall record and keep the minutes of all meetings of the Stockholders and of the Board of Directors in a book to be kept for that purpose. The Secretary shall attend to the giving and serving of all notices by the Corporation. The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such other books and records as the Board of Directors may direct. The Secretary shall be the custodian of the corporate seal for the Corporation and shall affix or cause to be affixed such seal to such contracts and other instruments as the Board of Directors may direct. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

          Section 7. Powers and Duties of the Treasurer. The Treasurer shall be the custodian of all funds and securities of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation's cash and other accounts, and shall cause to be entered regularly in the proper books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation's receipts and disbursements. The Treasurer shall at all reasonable times exhibit the Corporation's books and accounts to any Director of the Corporation upon application at the principal office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

          Section 8. Powers and Duties of Assistant Secretary and Assistant Treasurer. The Assistant Secretary and Assistant Treas-urer (or in the event there be more than one Assistant Secretary or Assistant Treasurer, in the order of their seniority, designation or election) shall, in the absence or disability of the Secretary or Treasurer, respectively, perform the duties and exercise the powers of the Secretary or Treasurer and shall perform such other duties as the President or the Board of Directors shall prescribe.

          Section 9. Delegation. In the event of the absence of any Officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any Officer to any other Officer or Officers or to any Director or Directors.

                             ARTICLE IV
                                STOCK

          The shares of the Corporation shall be represented by certificates in such form as the Board of Directors may from time to time prescribe, signed by the President or Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any or all of the signatures on the certificates may be a facsimile.

                              ARTICLE V
                       EXECUTION OF DOCUMENTS

          All contracts, agreements, instruments, bills payable, notes, checks, drafts, warrants or other obligations of the Corpo-ration shall be made in the name of the Corporation and shall be signed by such Officer or Officers as the Board of Directors may from time to time designate. In the absence of such designation the signature of the President shall suffice.

                             ARTICLE VI
                                SEAL

          The seal of the Corporation shall contain the name of the Corporation, the words "Corporate Seal," the year of its orga-nization, and the name of the Corporation's state of incorporation.


                             ARTICLE VII
                             FISCAL YEAR

          The fiscal year of the Corporation shall begin and end on such days as the Board of Directors shall from time to time determine.

                            ARTICLE VIII
                           INDEMNIFICATION

          The Corporation shall indemnify all Directors, Officers, employees or agents to the full extent as provided in the Corporation's Certificate of Incorporation, as such Certificate may be amended from time to time.


                             ARTICLE IX
                         AMENDMENT OF BYLAWS

          These Bylaws may be amended or repealed, and any new
Bylaws may be adopted, by the Stockholders entitled to vote or by the Board of Directors.